                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         SCHERING-PLOUGH CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         SCHERING-PLOUGH CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                            [LOGO] Schering-Plough

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 1994
                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 26, 1994, at 2:00 p.m. to:

     (1)  Elect three directors for terms of three years;

     (2) Act upon the ratification of the designation of Deloitte & Touche to audit the books and accounts of the Corporation for 1994;

     (3) Act upon a proposal to approve the Executive Incentive Bonus Program, including Performance Goals; and

     (4)  Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 4, 1994 will be entitled to vote at the meeting, or any adjournment or postponement thereof.

                                                       JOHN T. FOGARTY
                                                             Secretary
Madison, New Jersey
March 25, 1994

                                   IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                          Schering-Plough Corporation
                               One Giralda Farms
                         Madison, New Jersey 07940-1000

                                                                  March 25, 1994

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") for use at its Annual Meeting of Shareholders on April 26, 1994 and any adjournments or postponements thereof. Shares represented at the meeting by the enclosed proxy will be voted in accordance with any directions noted thereon. A shareholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless the shareholder gives such written notice of revocation to the Secretary before the proxy is voted. The Corporation has retained Kissel-Blake Inc. for a fee of $13,000 to aid solicitation, which will be undertaken by mail, telephone, telegraph, facsimile transmission and personal contact and which may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

     As of January 31, 1994, the Corporation had outstanding and entitled to vote at the Annual Meeting 193,606,197 Common Shares, par value $1 per share ("Common Shares"). Each such share is entitled to one vote and only holders of record of Common Shares as of the close of business on March 4, 1994 will be entitled to vote at the meeting.

     The Annual Report of the Corporation for 1993, including financial statements for the year ended December 31, 1993, was mailed on or about March 7, 1994 to all shareholders of record as of the close of business on March 4, 1994. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 25, 1994.

                             ELECTION OF DIRECTORS

     PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire alternately over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Three directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of three years expiring at the 1997 Annual Meeting of Shareholders and until a successor shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast. Virginia A. Dwyer, whose term as a director is expiring, is retiring from the Board under its retirement age policy and will not stand for re-election.

     Certain information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 1997

NOMINEE AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Former president and director of Ingersoll-Rand Company (machinery and equipment manufacturer). Mr. Garfield, 66, served as vice chairman of
- -----------------      Ingersoll-Rand from 1974 to December 1980 and as president from
                       January 1981 until his retirement in June 1986. He is a director of
DAVID C. GARFIELD      ASARCO Incorporated, chairman emeritus of the Board of Overseers of
      1975             the Foundation at New Jersey Institute of Technology, and a governor of the Iowa State University Foundation.

- -----------------    Chairman of the board and chief executive officer of the Corporation.
                       Mr. Luciano, 60, joined the Corporation as senior vice president
- -----------------      (administration) in July 1978, was executive vice president
                       (pharmaceutical operations) from July 1979 to September 1980,
ROBERT P. LUCIANO      president and chief operating officer to January 1982, and president
      1978             and chief executive officer until January 1984 when he assumed the additional office of chairman of the board. He is a director of C. R.
                       Bard, Inc., Merrill Lynch & Co., Inc., AlliedSignal Inc., and Borden,
                       Inc.

NOMINEE AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Former chairman of the board and chief executive officer of Stauffer
                       Chemical Company. Mr. Morley was its chief executive officer from 1974
- -----------------      to 1985. He was elected a director of the Corporation in January 1979, resigned in February 1985 and then rejoined the board in February
H. BARCLAY MORLEY      1987. Mr. Morley, 64, is a director of The Bank of New York Company,
      1979             Inc., American Maize-Products Co., Borden, Inc. and Champion
                       International Corporation.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1995

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Executive vice president (administration) of the Corporation. Mr.
                       D'Andrade, 55, joined the Corporation as senior vice president
- -----------------      (administration) in February 1981, assuming his present position in
                       January 1984. He is a director of the Biotechnology Industry
HUGH A. D'ANDRADE      Organization and a trustee of Drew University.
      1984

- -----------------    President and chief operating officer of the Corporation. Mr. Kogan, 52, joined the Corporation as executive vice president (pharmaceutical
- -----------------      operations) in April 1982, assuming his present position in January
                       1986. Mr. Kogan is a director of National Westminster Bancorp Inc.,
RICHARD J. KOGAN       General Signal Corporation, and the Pharmaceutical Manufacturers
      1982             Association. He also serves on the Board of St. Barnabas Medical
                       Center and on the Board of Overseers of the Stern School of Business
                       at New York University.

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Chairman of the board, chief executive officer, president and a director of ASARCO Incorporated (non-ferrous metals producer). Mr. Osborne, 60,
- -----------------      joined ASARCO in 1975 as vice president -- finance and chief financial officer and was elected a director in 1976. He served as its executive
  RICHARD DE J.        vice president from 1977 until his election as president in 1982, and
      OSBORNE          assumed the additional position of chairman and chief executive
      1988             officer in 1985. Mr. Osborne is a director of the Continental
                       Corporation, chairman and a director of the Copper Development
                       Association, a director of the Americas Society, the Council of the
                       Americas, and the United States Chamber of Commerce. He is also chairman and a director of the American Mining Congress and a director and former chairman of the International Copper Association. Mr.
                       Osborne is president and a director of the American-Australian
                       Association and a member of the Council on Foreign Relations, the
                       Economic Club of New York, and the Conference Board.

- -----------------    Chairman Emeritus of the Board of Merrill Lynch & Co., Inc. (securities and investment banking). Mr. Schreyer, 66, has been associated with
- -----------------      Merrill Lynch since 1948. He was named president and chief administrative officer of Merrill Lynch, Pierce, Fenner & Smith, Inc.
   WILLIAM A.          in 1978, chief executive officer in 1980, and chairman in 1981. A
    SCHREYER           member of the board of directors of Merrill Lynch & Co., Inc. since
      1986             1976 and its executive committee since 1979, Mr. Schreyer was elected president in 1982, chief executive officer in 1984, and chairman in
                       1985, retiring from Merrill Lynch in June 1993. His professional, civic and international affiliations include: The Center for Strategic and International Studies, The Council on Foreign Relations, The
                       Enterprise Foundation and Sigma Phi Epsilon Educational Foundation. A
                       life-long supporter of education, Mr. Schreyer is chairman of the
                       Board of Trustees of his alma mater, The Pennsylvania State
                       University, and also serves as a member of its Smeal College of
                       Business Administration Board of Visitors. He is a director of Deere &
                       Company, Foote, Cone and Belding Communications, Inc. and Willis
                       Corroon Group, plc., and is a trustee of the George Bush Presidential
                       Library Foundation and a member of the Corporate Committee of the
                       Barbara Bush Foundation for Family Literacy. Merrill Lynch, through certain of its subsidiaries, has for some time in the ordinary course of business performed investment banking, financial advisory, and other services for the Corporation.

- -----------------    Former chairman of the board and chief executive officer of Borden, Inc.
                       (a worldwide producer of foods, non-food consumer products, and
- -----------------      packaging and industrial products). Mr. Ventres, 69, was executive vice president of Borden and president of its Chemical Division from
  R. J. VENTRES        July 1983 until July 1985, when he became president and chief
      1989             operating officer and a director. He was chief executive officer from
                       November 1986 to November 1991, and chairman from February 1987 until his retirement in March 1992. Mr. Ventres is a director of Banc One
                       Corporation and Marsh & McLennan Companies, Inc., and a trustee of St.
                       Clare's Hospital and Health Center.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1996

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Chairman and chief executive officer of Deere & Company (a manufacturer of mobile power machinery and a supplier of financial and health care
- -----------------      services). Mr. Becherer, 58, has been associated with Deere & Company since 1962. He was named vice president in 1977, served as senior vice
HANS W. BECHERER       president-overseas division from 1983 until 1986 when he was elected
      1989             executive vice president-farm equipment and consumer products, worldwide. He was elected to the board of directors of Deere & Company in 1986, was elected president and chief operating officer in 1987, president and chief executive officer in 1989, and chairman and chief executive officer in May 1990. Mr. Becherer is a member of the board of directors of AlliedSignal Inc., and a member of the Chase Manhattan
                       Bank International Advisory Committee. He serves on the board of trustees of the Committee for Economic Development, and is a member of the Business Council, the Business Roundtable, the Conference Board
                       and the Council on Foreign Relations.

- -----------------    Nancy R. McPherson Professor of Business Administration, Harvard
                       Business School since 1971. Professor Herzlinger, 50, is a director of
- -----------------      C.R. Bard, Inc., Deere & Company, Manor Care Inc. and Salick Health
                       Care, Inc. and also serves on the board of privately held companies
    REGINA E.          and non-profit organizations, including the Visiting Committee for
    HERZLINGER         Sponsored Research of the MIT Corporation and the Audit Committee of
      1992             the town of Belmont, Massachusetts.

- -----------------    Chairman of the board and chief executive officer of The Great Atlantic
                       & Pacific Tea Company, Inc. ("A&P") (supermarkets), which office Mr.
- -----------------      Wood, 64, has held since 1980. From 1988 to 1993 and at other times since 1980, he also served as president of A&P. He is a member of the
   JAMES WOOD          board of directors of the Food Marketing Institute, ASARCO
      1987             Incorporated, and the United States Committee for UNICEF, and a member of the board of governors of World USO.

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Chairman of the executive board of NV Koninklijke KNP BT (producer of paper, board and packaging products; and distributor of graphic paper,
- -----------------      graphic and information systems and office products). Mr. van Oordt,
                       58, was executive vice president and a member of the office of the
ROBERT F. W. VAN OORDT president of the Hunter Douglas Group from 1979 and was appointed its
      1992             chief operating officer in 1986. He joined Buhrmann-Tetterode (BT) in
                       May 1989 as a member of the board of managing directors and was appointed president and chief executive officer in January 1990. Mr.
                       van Oordt assumed his current position in March 1993 after the merger of KNP, BT and VRG, three leading Dutch based industrial corporations.
                       Mr. van Oordt serves as the chairman of the Supervisory Board of the
                       Dutch Cable Works, is a member of the Council of International
                       Advisers of the Swiss Bank Corporation, a member of the Supervisory
                       Board of the Swiss Bank Corporation Nederland NV, and is honorary consul general for Finland in the Netherlands.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has standing Finance and Audit, Executive Compensation and Organization, Nominating, and Pension Committees, each consisting exclusively of non-employee directors.

     The members of the Finance and Audit Committee are Hans W. Becherer, David
C. Garfield, H. Barclay Morley, Richard de J. Osborne, R. J. Ventres, and James Wood. This Committee, which held five meetings in 1993, reviews and recommends to the Board dividend policies and actions; reviews corporate borrowing and investment activities; reviews internal audit activities; recommends to the Board the engagement of independent auditors; reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement; reviews insurance and risk management activities; and oversees compliance with the Corporation's business conduct policy.

     The members of the Executive Compensation and Organization Committee are Virginia A. Dwyer, H. Barclay Morley, Richard de J. Osborne, R. J. Ventres, and James Wood. This Committee, responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation, held five meetings during 1993.

     The members of the Nominating Committee are Hans W. Becherer, H. Barclay Morley, William A. Schreyer, and Robert F. W. van Oordt. The Committee held one meeting in 1993. This Committee is responsible for reviewing and making recommendations to the Board with respect to the composition of the Board and the election and re-election of directors, and will consider shareholder recommendations for directors; such recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide a formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal employment of, and number of shares of stock of the Corporation owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

     The members of the Pension Committee are Virginia A. Dwyer, Regina E. Herzlinger, William A. Schreyer, and Robert F. W. van Oordt. This Committee, which held three meetings in 1993, has general oversight responsibility for the investment of funds under the employee benefit plans of the Corporation, establishing investment policies and reviewing the performance of managers and trustees for the plans.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held nine meetings in 1993. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $36,000, a fee of $1,000 per meeting for each board and for each committee meeting attended, and a $1,000 per diem fee for special assignments. The chairman of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Upon their initial election or any re-election to the Board, non-employee directors are awarded Common Shares of the Corporation at the rate of 200 shares for each year (or portion thereof) of the term to which the director is elected. During 1993, Messrs. Becherer, van Oordt and Wood, and Professor Herzlinger were each awarded 600 shares.

     Directors who are not entitled to receive employee pension benefits from the Corporation or its subsidiaries are covered by a nonfunded pension plan under which an eligible director who retires at or after age 72 with at least five years' service, or because of sickness or disability with at least ten years' service, receives annually for life the annual retainer in effect at the time of his retirement. An eligible director who retires because of sickness or disability with at least five but less than ten years' service receives a proportionately reduced benefit.

SECURITY OWNERSHIP

     The Corporation is not aware of any person who is the beneficial owner of more than five percent of the Corporation's outstanding Common Shares.

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 1994 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                                              NUMBER OF
      NAME                                                                    SHARES(a)
- ----------------                                                              ---------
Hans W. Becherer...........................................................       2,400
David E. Collins...........................................................      95,962(b)(c)
Donald R. Conklin..........................................................     105,090(b)(c)
Hugh A. D'Andrade..........................................................      88,641(b)
Virginia A. Dwyer..........................................................       2,800
David C. Garfield..........................................................      18,000(c)
Regina E. Herzlinger.......................................................         900
Richard J. Kogan...........................................................     185,098(b)
Robert P. Luciano..........................................................     266,119(b)
H. Barclay Morley..........................................................       3,615
Richard de J. Osborne......................................................       5,209
William A. Schreyer........................................................       7,600
Robert F. W. van Oordt.....................................................       1,300
R.J. Ventres...............................................................       3,000
James Wood.................................................................       6,200
All directors and executive officers as a group including those
  above(27)................................................................   1,107,370(b)(c)

- ---------------

(a) The total for each individual is less than 0.2%, and for the group is less than 0.6%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 1994 through the exercise of outstanding options and the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the director or executive officer.

(b) Includes shares which could be acquired within 60 days of January 31, 1994 through the exercise of employee stock options and the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Collins (87,710); Mr. Conklin (80,070); Mr. D'Andrade (67,300); Mr. Kogan (162,800); Mr. Luciano (240,800); all directors and executive officers as a group (905,690).

(c) Does not include shares owned by their family members and as to which beneficial ownership is disclaimed: Mr. Collins, 830 shares; Mr. Conklin, 400 shares; Mr. Garfield, 3,600 shares; one other executive officer, 1,735 shares.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation to identify any director or officer who failed to timely file with the Commission a required report on ownership and changes in ownership of Common Shares and other equity securities of the Corporation. Based on information provided to the Corporation, the Corporation believes that all such reports were timely filed during 1993.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                        ----------------------------
                                                                                   AWARDS
                                        ANNUAL COMPENSATION             ----------------------------
                               --------------------------------------                      SECURITIES
  NAME AND PRINCIPAL                                   OTHER ANNUAL     RESTRICTED STOCK   UNDERLYING     ALL OTHER
       POSITION         YEAR    SALARY      BONUS     COMPENSATION(A)      AWARDS(B)        OPTIONS    COMPENSATION(C)
- ----------------------- ----   ---------   --------   ---------------   ----------------   ---------   ---------------
Robert P. Luciano...... 1993   $1,070,000  $947,000       $52,824          $1,378,000        44,000       $ 178,294
Chairman and Chief      1992     985,000    852,500        56,352           1,530,750        44,000         181,170
Executive Officer       1991     900,000    774,000            --           1,267,500        44,000              --
Richard J. Kogan....... 1993   $ 735,000   $551,000       --               $  848,000        30,000       $ 125,484
President and Chief     1992     680,000    498,000       --                  942,000        30,000         118,564
Operating Officer       1991     620,000    451,500       --                  780,000        30,000              --
Hugh A. D'Andrade...... 1993   $ 492,500   $335,500       --               $  424,000        11,200       $  82,361
Executive Vice          1992     460,000    306,000       --                  471,000        10,600          83,035
  President             1991     420,000    278,500       --                  390,000        12,600              --
Administration
Donald R. Conklin...... 1993   $ 492,500   $326,000       --               $  424,000        11,200       $  80,364
Executive Vice          1992     460,000    297,000       --                  471,000        10,500          75,637
  President             1991     420,000    270,000       --                  390,000        12,600              --
Pharmaceuticals
David E. Collins....... 1993   $ 480,000   $298,500       --               $  424,000         9,600       $ 167,193
Executive Vice          1992     455,000    287,000       --                  471,000        10,500         235,807
  President             1991     415,000    275,000       --                  390,000        11,000              --
HealthCare Products

- ---------------

(a) Includes non-cash compensation in the amount of $46,824 in 1993 and $50,362 in 1992 for transportation provided by the Corporation.

(b) Shares are distributable in five equal annual installments, and cash equivalent to the amount of dividends on the Corporation's Common Shares is paid on all undistributed shares. The annual installments of awards granted in February each year are typically distributed in December, commencing in the year prior to the first anniversary of the award date. In order to avoid the possible loss to the Corporation of a Federal income tax deduction because of a change in the Federal tax laws which would be effective for 1994 and thereafter, all of the annual installments under the February 1993 awards to the named executive officers were distributed in December 1993; however, installments under awards made prior to February 1993 were not distributed in December, and will be distributed on each anniversary of the award date. This change preserves the income tax deduction for the Corporation and does not result in any additional income to the officers. In February 1993 restricted stock awards were granted to Mr. Luciano for 26,000 shares, to Mr. Kogan for 16,000 shares and to each of Messrs. D'Andrade, Conklin and Collins for 8,000 shares. At December 31, 1993, the total number and value of undistributed shares for the named executive officers were: Mr. Luciano 52,000 shares ($3,562,000); Mr. Kogan 32,000 shares ($2,192,000); Mr. D'Andrade 16,000 shares ($1,096,000); Mr.
     Conklin 16,000 shares ($1,096,000); Mr. Collins 16,000 shares ($1,096,000).

(c) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of supplemental life and medical insurance: for 1993, Mr. Luciano ($160,500 and $17,794); Mr. Kogan ($110,250 and
     $15,234); Mr. D'Andrade ($73,875 and $8,486); Mr. Conklin ($73,875 and
     $6,489); Mr. Collins ($72,000 and $10,393); and for 1992, Mr. Luciano
     ($147,750 and $33,420); Mr. Kogan ($102,000 and $16,564); Mr. D'Andrade
     ($69,000 and $14,035); Mr. Conklin ($69,000 and $6,637); Mr. Collins
     ($42,656 and $4,751). In addition, for Mr. Collins, includes cash payments of $84,800 in 1993 and $188,400 in 1992 pursuant to his employment agreement referred to on page 10.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     Mr. Luciano has an agreement providing for his employment until December 31, 1995 as Chairman of the Board and Chief Executive Officer, and then as Chairman of the Board and Chairman of the Executive

Committee until November 1, 1998 at an annual base salary of not less than $710,000. Mr. Kogan has an agreement providing for his employment as President and Chief Operating Officer through September 30, 1994 at an annual base salary of not less than $500,000. Mr. Kogan's agreement provides that his employment is automatically extended on a yearly basis unless either he or the Corporation gives notice to terminate the agreement within 30 days of its scheduled expiration date. Under each agreement, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, (iii) by the executive for good reason, or (iv) within a 30-day period following the first anniversary of a change of control, he is generally entitled to (i) receive a lump sum equal to two times (a) his annual base salary and (b) the higher of his most recent incentive compensation and profit-sharing awards and the average of such awards for the three preceding years, and (ii) continue in the Corporation's retirement and benefit plans. If the executive remains employed through the first anniversary of a change of control, the executive is entitled to a special bonus equal to (i) his annual base salary and (ii) the higher of his most recent incentive compensation and profit-sharing awards and the average of such awards for the three preceding years. If his employment terminates for any of the other reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. A change of control is generally defined as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election) and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement provides for retirement benefits as described in the Pension Plan Table on page 12.

     Mr. Collins has an agreement providing for his employment as Executive Vice President of the health care products operations of the Corporation at an annual base salary of not less than $385,000. Under the agreement, Mr. Collins received through 1993 an annual award of 8,000 Deferred Stock Units under the Stock Incentive Plan, and cash payments in an amount equal to the market value of the Corporation's stock for 1,600 shares in 1993 and 3,200 shares in 1992. These cash payments to Mr. Collins are included in the summary compensation table. If Mr. Collins' employment is terminated without cause, or within two years following a change of control of the Corporation, he is entitled to receive a severance payment of three times his highest remuneration (including incentive compensation and profit-sharing) in any of the three years prior to the termination, but not to exceed a pro rata amount if his normal retirement would have been less than three years from the termination date.

     Certain officers, including Messrs. Conklin and D'Andrade, have agreements with the Corporation providing for a severance payment in the event of a termination of employment other than for normal retirement, death, willful misconduct, or permanent disability within two years following a change of control of the Corporation. A change of control is generally defined in these agreements as a change in a majority of the directors as a result of (a) a tender offer or other acquisition of securities, or (b) a merger, consolidation, or sale of assets, or (c) a contested election. In the event the officer's employment is so terminated, he will receive a severance payment of two times (for Mr. D'Andrade), or three times (for Mr. Conklin) his highest remuneration (including incentive compensation and profit-sharing) in any of the three years prior to his termination, but not to exceed a pro rata amount if his normal retirement would have been less than two or three years from the termination date.

     Under separate agreements with certain officers and key executives, including Messrs. Collins, Conklin and D'Andrade, in the event that any payment or distribution to such officers or executives is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the officer or executive shall receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

OPTION TABLES

     The following tables provide information with respect to stock options granted to or held by the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS                       GRANT DATE VALUE
                                    -------------------------------------------------------    ----------------
                                    NUMBER OF
                                    SECURITIES      % OF TOTAL
                                    UNDERLYING    OPTIONS GRANTED
                                     OPTIONS      TO EMPLOYEES IN    EXERCISE    EXPIRATION       GRANT DATE
              NAME                  GRANTED(A)      FISCAL YEAR       PRICE         DATE       PRESENT VALUE(B)
- ---------------------------------   ----------    ---------------    --------    ----------    ----------------
Robert P. Luciano................     44,000            7.2%          $53.00       2/21/03         $622,600
Richard J. Kogan.................     30,000            4.9            53.00       2/21/03          424,500
Hugh A. D'Andrade................     11,200            1.8            53.00       2/21/03          158,480
Donald R. Conklin................     11,200            1.8            53.00       2/21/03          158,480
David E. Collins.................      9,600            1.6            53.00       2/21/03          135,840

- ---------------

(a) All options are for a term of 10 years and become exercisable after one year on February 22, 1994. The exercise price of the option is the market value of the Common Shares on the date of grant. Limited stock appreciation rights accompany the options and only become exercisable for a period of 30 days after the occurrence of a change of control. Although permitted under the plan, no standard stock appreciation rights were granted in tandem with the options.

(b) Options are valued using the Black-Scholes method with the following assumptions: the average dividend yield from the second quarter of 1988 to the first quarter of 1993 (2.62%); volatility of the Corporation's quarterly total returns from the second quarter of 1988 to the first quarter of 1993 (0.1686); an annualized risk-free interest rate of 6.0%; and an option term of 10 years. However, options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date. If the named officers realize the grant date values shown in the table, total shareholder value will have appreciated by approximately $2.7 billion, and the value of the named officers' options will be approximately 0.05% of the total shareholder appreciation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                       OPTIONS AT FY-END                 AT FY-END
                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Robert P. Luciano............     94,932     $1,886,773    176,000        144,000       $3,063,500     $3,869,500
Richard J. Kogan.............     61,052     1,281,434     120,000        130,000        2,088,750     3,652,500
Hugh A. D'Andrade............     32,590       692,538      49,700        111,200          884,187     3,361,100
Donald R. Conklin............     12,170       214,496      62,470        111,200        1,142,234     3,361,100
David E. Collins.............     --            --          73,310         69,600        1,360,989     2,061,300

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

                                                              APPROXIMATE ANNUAL BENEFIT
    HIGHEST AVERAGE ANNUAL                   ------------------------------------------------------------
  COMPENSATION FOR ANY PERIOD                15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS
OF 60 CONSECUTIVE MONTHS DURING                 OF          OF           OF           OF           OF
 LAST 120 MONTHS OF EMPLOYMENT               SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
- -------------------------------              --------    ---------    ---------    ---------    ---------
           $800,000.......................   $280,000    $ 320,000    $ 360,000    $ 400,000    $ 440,000
          1,000,000.......................    350,000      400,000      450,000      500,000      550,000
          1,200,000.......................    420,000      480,000      540,000      600,000      660,000
          1,600,000.......................    560,000      640,000      720,000      800,000      880,000
          2,000,000.......................    700,000      800,000      900,000    1,000,000    1,100,000
          2,200,000.......................    770,000      880,000      990,000    1,100,000    1,210,000
          2,400,000.......................    840,000      960,000    1,080,000    1,200,000    1,320,000
          2,600,000.......................    910,000    1,040,000    1,170,000    1,300,000    1,430,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 9. The credited years of service as of December 31, 1993 for such named individuals are: Mr. Collins (4 years); Mr. Conklin (31 years); Mr. D'Andrade (13 years); Mr. Kogan (11 years); and Mr. Luciano (16 years). Additionally, under their employment agreements referred to on pages 9 and 10, Messrs. Kogan and Luciano are entitled to receive a minimum annual benefit of 55% of final annual average compensation upon retirement at or after age 62, and if their employment is terminated at any time (a) by the Corporation without cause, (b) by them for good reason, or (c) in the 30-day period immediately following the anniversary of a change of control (as defined in the employment agreements), a pension benefit determined as though they had continued in employment for three years following the date of termination.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1993

                                   (GRAPH)

                              1988     1989     1990     1991     1992     1993
                              ----     ----     ----     ----     ----     ----
Schering-Plough Corporation   100      154      164      249      248      274
Composite Peer Group Index    100      139      163      255      210      194
S&P 500 Index                 100      132      128      166      179      197




     The graph above assumes a $100 investment on December 31, 1988, and reinvestment of all dividends, in the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Cyanamid Company, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Syntex Corporation, The Upjohn Company, and Warner-Lambert Company.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is fundamentally a "pay-for-performance" program. It is designed to

     - target executive compensation at a level sufficient to ensure the Corporation's ability to attract and retain superior executives;

     - motivate those executives to advance shareholder interests with compensation plans that are tied to the Corporation's operating and market performance; and

     - provide a compensation package that balances individual contributions and overall business results.

     To meet those objectives, the program has both cash and equity elements -- base salary, an annual incentive bonus, and long-term equity-based compensation. In determining executive compensation, the Executive Compensation and Organization Committee (the "Committee") evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data, developed by established and independent compensation consultants, for companies that represent the Corporation's direct competitors for executive talent. The data include information on those drug and health care companies within the peer index used in the Performance Graph in the proxy statement, other pharmaceutical and consumer products companies, including some for which public information is not available, and other industrial companies with which competition for executives exists. The Committee annually ratifies the selection of the Corporation's principal compensation consultant.

     The Committee believes that executive compensation should serve the broader strategic goals of the Corporation and thereby promote the creation of long-term shareholder value.

CASH-BASED COMPENSATION

     SALARY -- The Committee assesses a number of factors in fixing the salary of the executive officers (including the five most highly compensated), such as the responsibility of the particular position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In addition, in the case of executive officers with responsibility for a particular business unit, the Committee considers such unit's financial results. Non-financial indicators can include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development), or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating, as is the case for all employees.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers, and evaluates compensation levels against levels at the competitor companies. Established and independent compensation consultants are used to confirm that the salary levels at the Corporation are within the peer group range. To ensure that compensation policy for the top executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     Based on the Committee's evaluation of these same factors, Mr. Luciano, the Corporation's Chief Executive Officer, was awarded a base salary of $1,070,000 for 1993, an 8.6% increase over the prior year. Mr. Luciano is subject to a long-term employment contract. The Committee believes that given Mr. Luciano's record, his status in the industry, and his experience and leadership, such contract significantly benefits the Corporation and the shareholders by securing Mr. Luciano's services for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     The Committee fixed the 1993 salaries of the Corporation's executive officers, including the Chief Executive Officer, to fall within a range above the median but below the high end of the salary levels at the competitor companies. In fixing salaries within these competitive ranges, the Committee considered principally the financial indicators of corporate performance referred to above, and to a lesser extent the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any such factor.

     ANNUAL INCENTIVE BONUS -- The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make cash awards to the executive officers based on certain financial and non-financial indicators of corporate performance. The amount of these cash awards to the Corporation's executive officers, including the Chief Executive Officer, bears a significant relationship to corporate financial performance since a combined 75% weighting of the target award is assigned to measurable financial indicators. Each year, the Committee sets earnings per share and return on equity targets for the coming year based on a comparison to the performance of major drug and health care companies, and a pre-tax earnings target. The Committee awards bonuses based principally on the extent to which the established corporate financial targets have been achieved, with the earnings per share and return on equity targets each assigned a 20% weighting, and the pre-tax earnings target assigned a weighting of 35%. As in the case of the decisions concerning salary, in awarding a bonus the Committee also considers the non-financial factors reflected in the performance evaluation and described above under "Salary." Such non-financial factors, however, cannot constitute the basis for more than 25% of the target bonus award. In 1993, corporate results either met or exceeded the targets; earnings per share before accounting changes grew by 18%, pre-tax earnings increased 13%, and return on equity equaled 46%.

     Based on these results, Mr. Luciano was awarded a bonus of $947,000 for 1993, an increase of 11% over the prior year. In awarding the bonus, the Committee also considered Mr. Luciano's continued role in promoting the long-term strategic growth of the Corporation as is reflected by the consistent improvement in the Corporation's financial performance.

EQUITY-BASED COMPENSATION

     STOCK INCENTIVE PLAN -- Under the Stock Incentive Plan, which was adopted pursuant to shareholder approval, the Committee can grant stock options and restricted stock awards to the executive officers and other key employees. The Committee relies on a valuation of stock options provided by its independent compensation consultant using the Black-Scholes valuation methodology. Restricted stock awards are also assigned a dollar value based on the share price at the time of grant and discounted for vesting restrictions. Stock options are awarded with an exercise price equal to the market price at the time of grant, are first exercisable after one year and generally are exercisable for a term of ten years. Restricted stock awards are generally distributable ratably over five years.

     The Committee sets guidelines for the size of the awards for each of the executive officers except for Mr. Luciano, and for Mr. Kogan, the Corporation's Chief Operating Officer, based on the performance evaluation and competitive compensation data used to determine salary. In the case of Messrs. Luciano and Kogan, because of their status as the Corporation's most senior officers and the important role they have in achieving overall corporate goals, the Committee in making their awards sets no fixed guideline, but takes into consideration their total compensation package and competitive compensation data, overall corporate financial performance, Messrs. Luciano's and Kogan's role in attaining such results, and the number of options and awards previously granted, although no particular weighting is assigned to any factor. In 1993, the Committee awarded Mr. Luciano 44,000 stock options and 26,000 restricted stock awards, the same number of options and awards granted in 1992 and 1991.

     The Committee believes that this long-term equity-based compensation aligns the interest of the executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately, and particularly in the case of the restricted stock awards which are received by the executive officers over time. Additionally, the restricted stock awards, since they vest over a five year period, can serve as an inducement for the officers to remain with the Corporation.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has restructured the annual incentive bonus and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m), subject to shareholder approval of a program that includes objective performance goals for the payment of certain cash incentive bonuses under the Executive Incentive Plan.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                            James Wood, Chairman
                                            Virginia A. Dwyer
                                            H. Barclay Morley
                                            Richard de J. Osborne
                                            R. J. Ventres

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance and Audit Committee, the Board of Directors has designated Deloitte & Touche to audit the books and accounts of the Corporation for the year ending December 31, 1994, and will offer a resolution at the meeting to ratify said designation. Deloitte & Touche has been the principal auditor of the Corporation since its formation in 1970. Representatives of Deloitte & Touche will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

         EXECUTIVE INCENTIVE BONUS PROGRAM, INCLUDING PERFORMANCE GOALS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted in 1993 and becomes effective in 1994, generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to any individual who, on the last day of a taxable year, is the chief executive officer or among the four other highest compensated officers of the company. Compensation is generally exempted from the deduction limit as "qualifying performance-based compensation" if (i) it is compensation payable on account of the attainment of one or more objective performance goals; (ii) the performance goals are established by a compensation committee of the board of directors that is comprised solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by shareholders before payment; and (iv) the compensation committee certifies that the performance goals have been satisfied before payment.

     The Board of Directors believes that the consistently strong financial performance of the Corporation attests to the effectiveness of its "pay-for-performance" executive compensation program. The Board has also determined that the program should be structured so as to avoid, if possible, the payment of compensation that is non-deductible under Section 162(m). It should be noted, however, that because Section 162(m) is newly enacted and the Internal Revenue Service has not yet promulgated final regulations interpreting it, it is impossible to be certain that all compensation paid by the Company will be deductible under Section 162(m). Moreover, unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in the disallowance of compensation deductions under Section 162(m).

     For more than 20 years the Corporation has maintained the Executive Incentive Plan (the "Incentive Plan") in order to (a) improve corporate and individual performance through financial incentives which provide rewards to executives and managers whose activities most significantly affect the profitability of the Corporation; (b) support the planning efforts of the Corporation and encourage cooperation and group effort toward the attainment of corporate goals; and (c) help attract and retain outstanding executives and managers.

     Each year the Executive Compensation and Organization Committee of the Board (the "Committee") designates those key executives and managers of the Corporation who are to participate in the Incentive Plan and sets financial and non-financial performance targets for the coming year. In recent years, the Committee has made cash incentive bonus awards under the Incentive Plan to the executive officers named in the Summary Compensation Table based principally on the extent to which objective financial performance goals were achieved or exceeded. However, the Committee also considered the executive officer's individual performance evaluation, which took into account subjective, non-financial factors.

     In order to help preserve the tax deductibility of cash incentive bonus awards under the Incentive Plan in light of the new tax provisions, the Committee has determined to utilize only the objective performance goals as the criteria for determining the maximum bonus awards for certain senior executives, while retaining the discretion to reduce the amount of such awards after considering other subjective factors, such as the Committee's judgment of an individual executive's performance. To this end, the Committee has adopted, subject to shareholder approval, the Executive Incentive Bonus Program (the "Bonus Program"), including the Performance Goals, described below, for Covered Executives, and the Board unanimously recommends that the shareholders approve such Program and Goals. For purposes of the Bonus Program, "Covered Executive" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, an Executive Vice President, and the President of each of Schering-Plough Research Institute, Schering Laboratories and Schering-Plough International. The Corporation currently has nine Covered Executives.

     The amount of a Covered Executive's incentive award for any calendar year ("Plan Year") will be determined by a formula that measures the Corporation's actual earnings per share, return on equity and pre-tax earnings for the Plan Year against the Performance Goal for Earnings Per Share, the Performance Goal for Return on Equity and the Performance Goal for Pre-Tax Earnings established by the Committee. The "Performance Goal for Earnings Per Share" for a Plan Year means the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for their fiscal year ending in such Plan Year. The "Performance Goal for Return on Equity" for a Plan Year means the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of such Plan Year. "Peer Group" means the drug and health care companies within the peer index used in the Performance Graph on page 13. The "Performance Goal for Pre-Tax Earnings" for a Plan Year means the Corporation's planned income before income taxes for such Plan Year as approved by the Committee.

     The Committee has fixed specified percentages of base salary as target incentive bonus awards ("Target Awards") for Covered Executives, and each Performance Goal has been assigned a one-third weighting toward the attainment of the Target Award. To the extent that actual earnings per share, return on equity and pre-tax earnings are equal to, greater than, or less than, the corresponding Performance Goal, the actual cash incentive bonus award of a senior executive may be equal to, greater than, or less than, his Target Award. Actual earnings per share, return on equity and pre-tax earnings will be based upon amounts shown in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items set forth in the Bonus Program and certified by the Corporation's independent auditors. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined pursuant to the Program formula when the Committee's consideration of other subjective factors, such as its judgment of an individual's performance, so warrants. However, the Committee may not increase the amount of any incentive bonus award determined pursuant to the Program formula, and in no event may an incentive bonus award for any Plan Year to any Covered Executive exceed $1,750,000. While the amount of the incentive bonus that may be awarded to a Covered Executive for any Plan Year cannot be determined, the Corporation believes that if the Bonus Program had been in effect for 1993, the executive officers named in the Summary Compensation Table would have received bonuses in approximately the same amounts as are shown in the Table for 1993.

     Cash incentive bonus awards for a Plan Year will be payable to the Covered Executives following the close of such Plan Year not earlier than the date on which the Committee certifies in writing that the Performance Goals and other material terms of the Bonus Program have been satisfied. A Covered Executive may elect either to receive his award currently, or to have any part of such award deferred. Deferred amounts will be valued as if invested in any of certain fixed income, money market, and equity funds or indices, and/or the Corporation's Common Shares. The Bonus Program is administered by the Committee, which is composed entirely of "outside directors" as defined in Section 162(m) of the Code and the proposed regulations thereunder.

     The payment of a cash incentive bonus award to any Covered Executive shall be subject to the approval of the Bonus Program, including the Performance Goals, by the shareholders. Approval of the Bonus Program, including the Performance Goals, must receive more votes cast in favor of such proposal by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and broker non-votes will not be included in determining the number of votes cast.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE BONUS PROGRAM, INCLUDING THE PERFORMANCE GOALS, DESCRIBED ABOVE.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Meeting. A shareholder proposing to present a matter before the Meeting is required to deliver to the Secretary of the Corporation, not less than 30 nor more than 60 days prior to the Meeting, (or in the event that less than 40 days' notice or prior public disclosure of the date of the Meeting is given or made, not later than the close of business on the 10th day following such notice or disclosure), a notice with a brief description of the business desired to be brought, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If such procedures are not complied with, the proposed business shall not be transacted at the Meeting.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                      1995 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 1995 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 25, 1994 for inclusion in the Corporation's proxy statement for such meeting.

                           CAPITAL ACCUMULATION PLANS
                                       OF
                                SCHERING-PLOUGH

                              VOTING INSTRUCTIONS


         Under the Capital Accumulation Plans of the Corporation (the "Plans"), you may direct the voting of the shares credited to your accounts under the Plans at the Corporation's Annual Meeting of Shareholders on April 26, 1994. The number of shares shown on the reverse side represents the total share holdings you have in the Plans in which you participate.
         Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement describing the items to be presented at the meeting. If no direction is given, shares will be voted FOR items 1, 2 and 3.

         UNLESS YOU SIGN AND RETURN THE CARD, YOUR SHARES CANNOT BE VOTED.


         To: Vanguard Fiduciary Trust Company as Trustee.

         In accordance with the provisions of the Plans, I hereby direct that, at the Annual Meeting of Shareholders of Schering-Plough Corporation on April 26, 1994, and at all adjournments or postponements thereof, the number of shares of Schering-Plough Corporation stock credited to my accounts under the Plans and entitled to vote at said meeting shall be voted or caused to be voted as specified.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:
1.  Election of Directors
    Nominees are: David C. Garfield, Robert P. Luciano, H. Barclay Morley
    (To withhold authority to vote for any individual nominee, draw a line through the nominee's name above.)
    [ ] FOR      [ ] WITHHELD

2.  Ratification of Designation of Independent Auditors

    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3.  Approval of Executive Incentive Bonus Program, including Performance Goals

    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3 , UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

Change of address and/or comments, mark here  [ ]

PROXY DEPARTMENT
NEW YORK, N.Y.  10203-0013
                                   DATED:                                1994
                                         --------------------------------

                                   -------------------------------------------
                                                    SIGNATURE


PLEASE COMPLETE, DATE, SIGN AND MAIL CARD IN THE ENVELOPE PROVIDED. POSTAGE NOT NECESSARY IF MAILED IN THE UNITED STATES

VOTE MUST BE INDICTED (X) IN BLACK OR BLUE INK. [X]

                       SCHERING-PLOUGH CORPORATION-PROXY

                        SOLICITED BY BOARD OF DIRECTORS
                                      FOR
                 ANNUAL MEETING OF SHAREHOLDERS-APRIL 26, 1994


        The undersigned appoints HUGH A. D'ANDRADE, RICHARD J. KOGAN, AND ROBERT P. LUCIANO, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 26, 1994, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.
        The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENVELOPE PROVIDED. If no direction is given, shares will be voted FOR items 1, 2 and 3. Specific choices may be made on the reverse side.

               (Continued and to be signed on the reverse side)




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 and 3.

1.  Election of Directors
Nominees are: David C. Garfield, Robert P. Luciano, H. Barclay Morley
(To withhold authority to vote for any individual nominee, line through the nominee's name above.)

    [ ] FOR      [ ] WITHHELD

2.  Ratification of Designation of Independent Auditors

    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3.  Approval of Executive Incentive Bonus Program, including Performance Goals

    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3, UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

Change of address and/or comments, mark here [X]

PROXY DEPARTMENT
NEW YORK, N.Y.  10203-0371


                                   DATED:                                1994
                                         --------------------------------

                                   ------------------------------------------
                                                  SIGNATURE
                                   ------------------------------------------
                                                  SIGNATURE
                                   (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

PLEASE COMPLETE, DATE, SIGN AND MAIL PROXY CARD IN THE ENVELOPE PROVIDED. POSTAGE NOT NECESSARY IF MAILED IN THE UNITED STATES.

VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK. [X]